UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): July 16, 2012 (July 11, 2012)

Lone Star Gold, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On July 11, 2012, Lone Star Gold, Inc. (the “Company”) issued 1,000,000 shares of its common stock, $0.001 par value (the “Common Stock”) to Daniel M. Ferris, the sole executive officer of the Company. The shares of Common Stock are part of Mr. Ferris’ compensation for serving as President of the Company, as set forth in Mr. Ferris’ Employment Agreement dated July 12, 2011 (the “Employment Agreement”). The Employment Agreement was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on August 22, 2011.

The issuance of the shares of Common Stock to Mr. Ferris was not registered under the Securities Act of 1933. Instead, the issuance of the shares was completed in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933. Mr. Ferris has represented to the Company that he is not a “US person” as defined in Regulation S, and that he is acquiring the securities issued by the Company for investment purposes only and not with a view towards distribution. The shares of Common Stock issued to Mr. Ferris will be “restricted securities” and any subsequent resale or transfer of those shares will have to be made pursuant to an exemption or registration under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012	LONE STAR GOLD, INC.

	By:	/s/ Daniel M. Ferris
President, Treasurer and Secretary

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